POWER OF ATTORNEY

Know all by these present, that the undersigned, as a Section 16 reporting person of First Eagle Credit Opportunities Fund (the "Company"), hereby constitutes and appoints each of Scott Lorinsky and Sonia Plata, or either of them acting individually, and with full power of substitution, the undersigned's true and lawful attorneys-in-fact to:

1.
Prepare, execute and submit to the Securities and Exchange Commission’s (the "SEC") a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system, including enrolling the undersigned in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”), and serve as an Account Administrator for the undersigned’s account in EDGAR Next;

2.
Complete and execute Forms 3, 4 and 5, and other forms and all amendments thereto, as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and Section 30(h) of the Investment Company Act of 1940 (as amended), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company;

3.
Do and perform any and all acts on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, or Form 3, 4, or 5, with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended) and Section 30(h) of the Investment Company Act of 1940 (as amended).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with the SEC with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 19, 2025.

Signed: /s/ Mohammed El-Khazzar

Name:  Mohammed El-Khazzar